UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2018
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LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33072	20-3562868

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01     Entry into a Material Definitive Agreement.
On August 22, 2018, Leidos Innovations Corporation, as borrower, and Leidos Holdings, Inc. entered into the Fourth Amendment (the “Leidos Innovations Amendment”) to the Credit Agreement, dated August 16, 2016, with Citibank, N.A., as administrative agent and the other lending institutions and parties party thereto. The purpose of the Leidos Innovations Amendment was to, among other things, (i) extend the maturity date of the 5-year A term loan facility by one year to 2023, (ii) extend the maturity date of the 7-year B term loan facility by two years to 2025 and (iii) provide that the applicable margin for the 5-year A term loan facility may be reduced by an additional 25 basis points, depending on the company’s senior secured leverage ratio or corporate ratings, as applicable.

On August 22, 2018, Leidos, Inc., as borrower, and Leidos Holdings, Inc. entered into the Second Amendment (the “Leidos Amendment”) to the Credit Agreement, dated August 16, 2016, with Citibank, N.A., as administrative agent and the other lending institutions and parties party thereto. The purpose of the Leidos Amendment was to, among other things, (i) extend the maturity date for each of the revolving credit facility and the A term loan facility by one year to 2023, (ii) provide that the applicable margin for the revolving credit facility and the A term loan facility may be reduced by an additional 25 basis points, depending on the company’s senior secured leverage ratio or corporate ratings, as applicable, and (iii) provide that the commitment fees under the revolving credit facility may be reduced by an additional five basis points, depending on the company’s senior secured leverage ratio or corporate ratings, as applicable.

The foregoing descriptions of the Leidos Innovations Amendment and Leidos Amendment are qualified in their entirety by reference to the Leidos Innovations Amendment filed herewith as Exhibit 10.1 and the Leidos Amendment filed herewith as Exhibit 10.2.

Item 8.01    Other Events.

On August 23, 2018, Leidos, Inc. entered into a letter agreement with Plainfield Renewable Energy, LLC with respect to the final payoff of the promissory note previously issued to Leidos, Inc. in connection with Leidos, Inc.’s sale, in 2015, of a biomass-fueled power plant Plainfield, Connecticut. In accordance with the letter agreement, Leidos received a cash payment of $40 million, equal to the carrying value of the note, in full satisfaction of the borrower’s obligations under the note.

Item 9.01	Financial Statements and Exhibits
Leidos hereby files the following exhibits:

Exhibit Number	Description

10.1
Fourth Amendment, dated August 22, 2018, to the Credit Agreement dated as of August 16, 2016, by and among Leidos Innovations (f/k/a Abacus Innovations Corporation), as borrower, Leidos Holdings, Inc., Citibank, N.A., as administrative agent and the other lending institutions party to the amendment.

10.2
Second Amendment, dated August 22, 2018, to the Credit Agreement dated as of August 16, 2016, by and among Leidos, Inc., as borrower, Leidos Holdings, Inc., Citibank, N.A., as administrative agent and the other lending institutions party to the amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
Dated: August 28, 2018	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel